Exhibit 24

POWER OF ATTORNEY

The undersigned director and/or officer of Winnebago Industries, Inc., an Iowa corporation (the “Company”), does hereby make, constitute and appoint Michael J. Happe, Bryan L. Hughes and Stacy L. Bogart, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in his or her name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments (including post-effective amendments) thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock or other securities proposed to be issued or sold by the Company pursuant to the Winnebago Industries, Inc. 2019 Omnibus Incentive Plan and to file the same with the SEC, granting unto these attorneys-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 22nd day of May, 2019.

SIGNATURE	TITLE
/s/ Michael J. Happe
Michael J. Happe	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ Bryan L. Hughes
Bryan L. Hughes	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Maria F. Blase
Maria F. Blase	Director

/s/ Christopher J. Braun
Christopher J. Braun	Director

/s/ Robert M. Chiusano
Robert M. Chiusano	Director

/s/ William C. Fisher
William C. Fisher	Director

/s/ David W. Miles
David W. Miles	Director

/s/ Richard D. Moss
Richard D. Moss	Director

/s/ John M. Murabito
John M. Murabito	Director